Exhibit 28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A, No. 33-61254) of Gabelli Capital Series Funds, Inc., and to the incorporation by reference therein of our report dated February 28, 2019 on Gabelli Capital Asset Fund, included in the 2018 annual report to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 30, 2019